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January 4, 2006



Dear MIV Therapeutics Stockholder:

         We recently mailed you proxy material in connection with our upcoming Annual Meeting of Shareholders to be held on January 19, 2006. According to our records, we have not yet received your proxy.

         IT IS VERY IMPORTANT that your shares be voted, regardless of the number of shares you own.

         Please take a moment to VOTE your shares by returning your proxy in the envelope provided. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A "FOR" VOTE ON ALL PROPOSALS.

         Please disregard this letter if you already voted your shares. Thank you for your cooperation and support.


Sincerely,

/s/ Alan P. Lindsay

Alan P. Lindsay
Chairman of the Board of Directors
President and Chief Executive Officer